AMENDMENT

                                  May 26, 1999

                  THIS AMENDMENT modifies and amends the Employment Agreement (the "Agreement") dated as of June 2, 1997 by and between DENDRITE INTERNATIONAL INC. ("Dendrite") and GEORGE ROBSON ("Employee"). Unless otherwise defined herein, capitalized terms used herein shall have their respective meanings as set forth in the Agreement.

                  The parties agree as follows:

                  1. The last sentence in Section 3(iii)(a) of the Agreement which states that "Notwithstanding anything to the contrary, in the event of a `Change in Control' (as defined below), if Employee is not retained in a similar position or no similar position is offered to Employee following a Change in Control, all of Employee's options owned by him at the time of such event shall immediately vest" is deleted in its entirety and replaced with the following sentence:

                  Notwithstanding anything to the contrary, in the event of a "Change in Control" (as defined below), all of Employee's options owned by him at the time of such event shall immediately vest.

                  2. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have signed this Amendment as of the first date written above.

                                          DENDRITE INTERNATIONAL, INC.

                                          JOHN E. BAILYE
                                          ______________________________________
                                          Name:  John E. Bailye
                                          Title: President and Chief Executive
                                                 Officer

                                          GEORGE ROBSON
                                          ______________________________________
                                          George Robson